UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2020

ARCH THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N|A	N|A	N|A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

(a)	Convertible Notes Offering

On November 6, 2020, Arch Therapeutics, Inc. (the “Company”) issued Series 2 Unsecured Convertible Promissory Notes (each a “Convertible Note” and collectively, the “Convertible Notes”) to five (5) accredited investors, four (4) of whom are current stockholders of the Company (collectively, the “Investors”) in the aggregate principal amount of $1,050,000. The Convertible Notes were issued as part of a convertible note offering authorized by the Company’s board of directors (the “Convertible Notes Offering”).

The Convertible Notes become due and payable on November 30, 2023 (the “Maturity Date”) and may be prepaid, in whole or in part, at any time. The Convertible Notes bear interest on the unpaid principal balance at a rate equal to ten percent (10.0%) (computed on the basis of the actual number of days elapsed in a 365-day year) per annum until either (a) converted into shares of the Company’s common stock, $0.001 par value per share (“Common Stock”)(such shares of Common Stock, the “Conversion Shares”); or (b) the outstanding principal and accrued interest on the Convertible Notes is paid in full by the Company; provided, however, if the Convertible Notes are converted or prepaid prior to the twelve month anniversary of their issuance, interest accrued with respect to such prepaid or converted portion of the Convertible Note will equal ten percent (10.0%) of the principal that is prepaid or converted (the “Minimum Interest Payment”); provided further, the Minimum Interest Payment will not apply in the case where the holder voluntarily converts the Note Obligations (as defined below). Interest on the Convertible Notes becomes due and payable upon their conversion or the Maturity Date and may become due and payable upon the occurrence of an event of default under the Convertible Notes. The Convertible Notes contain customary events of default, which include, among other things, (i) the Company’s failure pay when due any principal or interest payment under the Convertible Note within the specified cure period; (ii) the insolvency of the Company; or (iii) the Company’s failure to pay other indebtedness of $100,000 or more within the specified cure period for such breach.

The holders of the Convertible Notes have the right to convert some or all of such Convertible Notes into the number of Conversion Shares determined by dividing (a) the aggregate sum of the (i) principal amount of the Convertible Note to be converted; and (ii) amount of any accrued but unpaid interest with respect to such portion of the Convertible Note to be converted (such aggregate sum, the “Note Obligations”); and (b) the conversion price then in effect; provided, however, certain Convertible Notes include a provision preventing such conversion if, as a result, the holder, together with its affiliates and any other persons whose beneficial ownership of Company Common Stock would be aggregated with the holder’s, would be deemed to beneficially own more than 4.99% of the Company’s Common Stock (the “Ownership Limitation”) immediately after giving effect to the Conversion; and provided further, the holder, upon notice to the Company, may increase or decrease the Ownership Limitation; provided that (i) the Ownership Limitation may only be increased to a maximum of 9.99% of the Company’s Common Stock; and (ii) any increase in the Ownership Limitation will not become effective until the 61st day after delivery of such waiver notice. The initial conversion price is $0.25 per share, and it may be reduced or increased proportionately as a result of stock splits, stock dividends, recapitalizations, reorganizations, and similar transactions. The Convertible Notes will also be automatically converted in the event a Change of Control (as defined in the Convertible Notes) occurs into the number of Conversion Shares determined by dividing the Note Obligations then outstanding by the conversion price then in effect.

The Company did not engage any underwriter or placement agent in connection with the Convertible Notes Offering.

In addition to the preceding, the Company shall also have the right to convert (i) all Note Obligations upon the closing of an equity financing that raises at least $5,000,000 at a per share price of at least $0.25 into Conversion Shares at the conversion price then in effect; (ii) some or all Note Obligations in the event the VWAP (as defined in the Convertible Notes) of the Common Stock equals or exceeds $0.32 per share for at least fifteen (15) consecutive Trading Days (as defined in the Convertible Notes) into Conversion Shares at the conversion price then in effect; and (iii) all outstanding Note Obligations outstanding as of the Maturity Date into Conversion Shares at the conversion price then in effect in lieu of repaying such Note Obligations (an “In-Kind Note Repayment”); provided, however, that in the case of an In-Kind Note Repayment, the outstanding Note Obligations will equal the product of 1.35 and the aggregate sum of the principal amount of the Convertible Note and amount of any accrued but unpaid interest with respect to such Convertible Note.

The issuance and sale of the Convertible Notes and Conversion Shares (collectively, the “Securities”) has not been, and will not upon issuance be, registered under the Securities Act, and the Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The Securities were issued and sold in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, based on the following facts: each of the Investors has represented that it is an accredited investor as defined in Rule 501(a) promulgated under the Securities Act, that it is acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws and that it has sufficient investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the issuance and sale of the Securities to the Investors; the Securities will be issued as restricted securities.

(b)	Series J Warrant Amendments

On November 6, 2020 (the “Amendment Execution Date”), as consideration for Ms. Parker’s investment in the Convertible Notes Offering, the Company entered into that certain Amendment to Series J Warrant to Purchase Common Stock, dated as of the Amendment Execution Date, with Ana Parker, the holder of a Series J Warrant exercisable for up to 3,375,000 shares of Common Stock, to extend the term of Ms. Parker’s Series J Warrant from one (1) year to thirty (30) months (the “Amendment”).

Ms. Parker, her husband Michael Parker and their respective affiliates (collectively, the “Parkers”), are the Company’s largest shareholders, and the Parkers previously participated in the Company’s 2015 and 2016 private placements, and June 2018, May 2019 and September 2019 registered direct offerings.

The preceding description of the Amendment and Convertible Notes is qualified in its entirety by reference to the copies of the form of Amendment and form of Convertible Note filed herewith as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth in Item 1.01(a) of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Item 1.01(a) and Item 1.01(b) of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 3.02.

Item 8.01	Other Events

On November 10, 2020, the Company issued a press release announcing the Convertible Notes Offering. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On November 9, 2020, the Company issued a press release announcing the presentation of a series of clinical case reports and animal studies at the 2020 Symposium on Advanced Wound Care (SAWC) Fall. The text of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit	Description
10.1	Amendment to Series J Warrant to Purchase Common Stock
10.2	Form of Convertible Notes
99.1	Press Release issued by Arch Therapeutics, Inc. on November 10, 2020
99.2	Press Release issued by Arch Therapeutics, Inc. on November 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: November 10, 2020	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D.
Title: President, Chief Executive Officer